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                                                                    Exhibit 99.2

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          MARKET FINANCIAL CORPORATION

               MARKET FINANCIAL CORPORATION 2001 ANNUAL MEETING OF
                                  SHAREHOLDERS
                                ___________, 2001

         The undersigned shareholder of Market Financial Corporation ("MFC") hereby constitutes and appoints __________ and __________, or either of them, as the Proxy or Proxies of the undersigned with full power of substitution and resubstitution, to vote at the Annual Meeting of Shareholders of MFC to be held at __________, __________, Cincinnati, Ohio __________, on
__________, 2001, at __________ _.m. local time (the "Annual Meeting"), all of the shares of MFC that the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy Statement:

1. The approval of an amendment to the Articles of Incorporation of MFC to eliminate Article Seventh:

     / /  FOR         / /  AGAINST          / /  ABSTAIN

2. The adoption of the Agreement and Plan of Reorganization dated September 19, 2001, by and among Peoples Community Bancorp, Inc., Peoples Community Bank, Market Financial Corporation and Market Bank and the Agreement of Merger dated September 19, 2001, by and between Peoples Community Bancorp, Inc., and Market Financial Corporation, and the transactions contemplated by those agreements:

     / /  FOR         / /  AGAINST          / /  ABSTAIN

3.   The election of four directors:

      / / FOR all nominees                   / / WITHHOLD authority to
          listed below                           vote for all nominees
          (except as marked to the               listed below:
          contrary below):

                                Ray Skirvin Larimer
                                L. Craig Martin
                                Wilbur H. Tisch
                                Kathleen A. White

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

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4.   The ratification of the selection of Grant Thornton LLP, certified public accountants, as the auditors of MFC for the current fiscal year.

     / /  FOR         / /  AGAINST          / /  ABSTAIN

5. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The Board of Directors recommends a vote "FOR" the nominees and the proposals listed above.

         IMPORTANT: PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted FOR proposals 1, 2, 3 and 4.

         All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the 2001 Annual Meeting of Shareholders of MFC and of the accompanying Proxy Statement is hereby acknowledged.

         Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.


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Signature                                   Signature


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Print or Type Name                          Print or Type Name


Dated: _____________________                Dated: _______________________


PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE USA.